                                2000 TOWN CENTER

                           SOUTHFIELD, MICHIGAN  48075


                                  OFFICE SPACE
                                      LEASE




                                     BETWEEN



                            PMTC LIMITED PARTNERSHIP

                                    LANDLORD




                                       AND


                              ELTRAX SYSTEMS, INC.

                                     TENANT

                             TABLE OF CONTENTS

SCHEDULE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.   DEMISING CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

2.   RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     A.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     B.   Components of Rent . . . . . . . . . . . . . . . . . . . . . . . .   3
     C.   Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     D.   Allocation of Rent Abatement for Tax Purposes. . . . . . . . . . .   4

3.   USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.   CONDITION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.   BUILDING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     A.   Basic Services . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     B.   Utilities and Services.. . . . . . . . . . . . . . . . . . . . . .   5
     C.   Telephones . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     D.   Additional Services. . . . . . . . . . . . . . . . . . . . . . . .   6
     E.   Failure or Delay in Furnishing Services. . . . . . . . . . . . . .   6

6.   RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . .   6

7.   CERTAIN RIGHTS RESERVED TO LANDLORD . . . . . . . . . . . . . . . . . .   6

8.   MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . .   7

9.   ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     A.   Requirements.. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     B.   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     C.   Americans With Disabilities Act. . . . . . . . . . . . . . . . . .   8

10.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     A.   Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . .   8
     B.   Landlord's Insurance . . . . . . . . . . . . . . . . . . . . . . .   8
     C.   Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     D.   Indemnification of Landlord. . . . . . . . . . . . . . . . . . . .   9
     E.   Indemnification of Tenant. . . . . . . . . . . . . . . . . . . . .   9

11.  TENANT'S AND LANDLORD'S RESPONSIBILITIES. . . . . . . . . . . . . . . .   9

12.  FIRE OR OTHER CASUALTY. . . . . . . . . . . . . . . . . . . . . . . . .  10
     A.   Destruction of the Building. . . . . . . . . . . . . . . . . . . .  10
     B.   Destruction of the Premises. . . . . . . . . . . . . . . . . . . .  10

13.  CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

14.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . .  11
     A.   Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . . .  11
     B.   Standards for Consent. . . . . . . . . . . . . . . . . . . . . . .  11
     C.   Recapture. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

15.  SURRENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

16.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .  12
     A.   Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     B.   Right of Re-Entry. . . . . . . . . . . . . . . . . . . . . . . . .  12
     C.   Termination of Right to Possession . . . . . . . . . . . . . . . .  13
     D.   Termination of Lease . . . . . . . . . . . . . . . . . . . . . . .  13
     E.   Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     F.   Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     G.   Waiver of Trial by Jury. . . . . . . . . . . . . . . . . . . . . .  13
     H.   Counterclaims. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     I.   Venue. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

17.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

18.  SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

19.  RELOCATION OF TENANT. . . . . . . . . . . . . . . . . . . . . . . . . .  14

20.  ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . .  15

21.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

22.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

23.  BROKER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

24.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

25.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     A.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  16
     B.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  16
     C.   Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     D.   Execution and Delivery . . . . . . . . . . . . . . . . . . . . . .  16
     E.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     F.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     G.   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     H.   Delay in Possession. . . . . . . . . . . . . . . . . . . . . . . .  17
     I.   Joint and Several Liability. . . . . . . . . . . . . . . . . . . .  17
     J.   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     K.   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     L.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     M.   Limitation of Liability. . . . . . . . . . . . . . . . . . . . . .  17

                           TOWN CENTER OFFICE LEASE

     THIS LEASE is made as of the 20th day of May, 1997, between PMTC LIMITED PARTNERSHIP, a Michigan Limited Partnership ("Landlord"), and ELTRAX SYSTEMS, INC., a Minnesota Corporation ("Tenant"), for space in the building located at 2000 Town Center, Southfield, Michigan 48075 (such building, together with the land upon which it is situated, being herein referred to as the "Building"). The Building is one of a group of five buildings commonly known as 1000 Town Center, 2000 Town Center, 3000 Town Center, 4000 Town Center and 4400 Town Center located in an office building complex (the "Complex") commonly known as Prudential Town Center. The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

SCHEDULE

1.   Premises - Suite Number            690

2.   Rentable Square Feet of Premises:  1,095

3.   Rentable Square Feet of Building:  519,745

4.   Base Rent:

          PERIOD FROM / TO          MONTHLY            ANNUALLY
          06/01/96 to 05/31/97      $798.44            $9,581.28
          06/01/97 to 05/31/98      $821.25            $9,855.00
          06/01/98 to 05/31/99      $844.06           $10,128.72
          06/01/99 to 05/31/00      $866.06           $10,403.76
          06/01/00 to 05/31/01      $889.69           $10,676.28

5.   Tenant's Share:                                  0.21%

6.   Security Deposit:                           $1,551.25

7.   Broker(s):                    Premisys Real Estate Services, Inc.

8.   Commencement Date:            June 1, 1996

9.   Expiration Date:              May 31, 2001

10.  Guarantor(s):                 NONE

11.  Landlord's Notice Address:    PMTC Limited Partnership
                                   c/o Premisys Real Estate Services, Inc.
                                   2000 Town Center
                                   Suite 2100
                                   Southfield, Michigan  48075


12.  Tenant's Notice Address:      Eltrax Systems, Inc.
                                   1775 Old Highway 8
                                   St. Paul, MN  55112
                                   Attn.: Mack Traynor


13.  Exhibits:                     A.   Floor Plan

                                   B.   Workletter

                                   C.   Cleaning Specifications

                                   D.   Rules and Regulations

1.   DEMISING CLAUSE

Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date described in Item 8 of the Schedule (the "Commencement Date") and expiring on the date described in Item 9 of the Schedule (the "Expiration Date"), unless terminated earlier as otherwise provided in this Lease.

2.   RENT

A. DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

(i) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements (1) made or installed (or service agreements or leases entered into) for the purpose of reducing Expenses or improving the operating efficiency of any system within the Building or (2) made or installed pursuant to governmental or insurance requirements, which costs shall be amortized by Landlord over their estimated useful life; (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases; (h) salaries and fringe benefits of employees above the grade of general manager; or (i) depreciation expenses on any fixed assets. Expenses shall be determined on an accrual basis based on generally accepted accounting principles, consistently applied.

(ii) "Rent" shall mean Base Rent, Adjustment Rent, and any other sums or charges due from Tenant hereunder.

(iii) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any

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time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other AD VALOREM taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall be the amount due and payable in such year.

(iv) "Tenant's Share" shall mean the percentage set forth in Item 5 of the Schedule.

B. COMPONENTS OF RENT. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i) Base rent ("Base Rent") to be paid in monthly installments in the amounts set forth in Item 4 of the Schedule, in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

(ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Share of Expenses and Taxes for any calendar year. Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a statement setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of estimated Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

C.   PAYMENT OF RENT. The following provisions shall govern the payment of
Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Rent for such month shall be prorated accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) any sum due from Tenant to Landlord which is not paid within thirty (30) days of the date due shall bear interest from the date due until the date paid at the annual rate of six percent (6%) over the prime rate as quoted in the Wall Street Journal on the date the payment was due (or the first business day thereafter), which rate shall not exceed the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent

(5%) of such payment; (iv) Tenant shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within thirty (30) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such thirty (30) day period, such statement shall be considered as final and accepted by Tenant; (v) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (vi) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (vii) Landlord may at any time change the fiscal year of the Building; (viii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (ix) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

D. ALLOCATION OF RENT ABATEMENT FOR TAX PURPOSES. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of any period during which such rent was abated shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any abatement period.

3.   USE

Tenant agrees that it shall occupy and use the Premises only as business offices and for no other purposes. Tenant shall comply with all present and future federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws. If as a result of Tenant's use of the Premises (a) the amount of insurance premiums payable by Landlord for insurance maintained for or in respect to the Building is increased, (b) any such insurance coverage is decreased, or (c) cancellation or refusal to renew any such insurance policy is threatened, Landlord shall so notify Tenant, whereupon Tenant shall immediately pay any such increased premium or cease any such use, failing which (or in the event of a threatened cancellation or refusal to renew any such insurance policy which may not be cured by the payment of an additional premium) Landlord shall have the right, in addition to Landlord's other rights and remedies hereunder, to terminate this Lease upon written notice to Tenant, effective on the date set forth in such notice.

4.   CONDITION OF PREMISES

Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Workletter attached hereto as Exhibit "B".

5.   BUILDING SERVICES

A. BASIC SERVICES. So long as Tenant is not in default hereunder, Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, daily from 7:00 A.M. to 6:00 P.M. (Saturday from 8:00 A.M. to 2:00 P.M.), Sundays and holidays excepted; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, as set forth in the Cleaning Specifications attached hereto as Exhibit "C", weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises not less than twice per year, weather permitting; (v) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and freight elevator service daily, weekends and holidays excepted, upon request of Tenant and subject to scheduling and reasonable charges by Landlord; and (vi) such electricity as is customarily required for the use of office lighting and electrical outlets.

B. UTILITIES AND SERVICES. Landlord may impose a reasonable charge for any utilities and services, including, without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above; (ii) any utilities or services beyond what Landlord agrees herein to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computer, electronic data processing equipment, copying equipment and other such equipment or uses. Landlord, at its option, may require installation of metering devices at Tenant's expense for the purpose of metering Tenant's utility consumption.

C. TELEPHONES. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building, and Landlord shall have no liability with respect thereto.

D. ADDITIONAL SERVICES. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay Landlord's reasonable fee to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises.

E. FAILURE OR DELAY IN FURNISHING SERVICES. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25(j) below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease.

6.   RULES AND REGULATIONS

Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit "D" attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not enforce such Rules and Regulations in a manner which unreasonably interferes with Tenant's use of the Premises.

7.   CERTAIN RIGHTS RESERVED TO LANDLORD

Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the Complex; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building;
(c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building and/or the parking areas of the Complex, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building or the Complex and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building or the Complex; (f) to show or inspect the Premises at reasonable times and, if vacated, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, or preservation of the Building or the Complex; (i) to sell one or more or all of the buildings in the Complex; and (j) to approve the weight, size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

8.   MAINTENANCE AND REPAIRS

Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term. Landlord shall perform any maintenance or make any repairs to the Building or Premises as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the order or decree of any court or by any other proper authority. Tenant shall reimburse Landlord for any such maintenance or repairs of the Premises.

9.   ALTERATIONS

A. REQUIREMENTS. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "Alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld unless such Alteration affects the structure or systems of the Building or affects any other tenant's premises. In the event Tenant proposes to make any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval:
(i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent, and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such Alteration. Tenant agrees to pay Landlord's reasonable charges for review of all such items and supervision of the Alteration. Neither approval of the plans and specifications nor supervision of the Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such Alteration with applicable law. Tenant shall pay the entire cost of the Alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the Alteration, security for the payment and completion of the Alteration in form and amount required by Landlord. Each Alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each Alteration shall be performed in compliance with all applicable governmental laws and regulations and insurance company requirements. Each Alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested Alterations.

B. LIENS. Upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such Alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any Alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or diligently contest and deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to contest and deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

C. AMERICANS WITH DISABILITIES ACT. Replacements, alterations, improvements or additions to or removals from the Premises required to achieve compliance with the Americans With Disabilities Act ("ADA") shall be completed at Tenant's expense in accordance with the procedures set forth in paragraphs 9 A. and B. of this Lease.

10.  INSURANCE AND INDEMNIFICATION

In consideration of the leasing of the Premises at the Rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

A. TENANT'S INSURANCE. Tenant, at its sole cost and expense but for the mutual benefit of itself and Landlord, agrees to purchase and keep in force and effect during the Term hereof, insurance which is available at commercially reasonable rates and otherwise commonly carried by tenants in the area, under policies issued by insurers licensed to do business in the state in which the Building is located with a Best's rating of A-, class VIII or higher on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Premises, protecting Landlord and Tenant from damage or other loss caused by perils covered under an All Risk Property Policy, and Boiler and Machinery Policy, in amounts not less than the full insurable replacement value of such property. Such insurance shall provide that it is specific and not contributory and shall name the Landlord and its management agent as additional insureds and shall contain an agreed amount endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies.

Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord and its managing agent as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less then One Million Dollars ($1,000,000.00) per occurrence, Three Million Dollars ($3,000,000.00) products and completed operations aggregate, and Three Million Dollars ($3,000,000.00) general aggregate.

Tenant shall, prior to commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option, after giving Tenant no less than fourteen (14) days prior written notice of its election to do so, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor. When used in this Section 10. A the term "Landlord" shall include Landlord's partners, beneficiaries, officers, agents, servants and employees and the term "Tenant" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees.

B. LANDLORD'S INSURANCE. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate, and All Risk property insurance with an agreed amount endorsement, and Boiler and Machinery insurance on the Building. Such insurance shall provide that it is specific and not contributory and shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant with respect to losses payable under such policies.

C. RISK OF LOSS. By this Section 10, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

D. INDEMNIFICATION OF LANDLORD. Tenant shall indemnify and defend Landlord, its employees and agents and save them harmless from and against any and all loss and against all claims, actions, damages, liability and expenses, in connection with loss of life, bodily and personal injury, or property damage arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees or invitees or by anyone permitted to be on the Premises by Tenant, except to the extent caused by the sole negligence or willful misconduct of Landlord, its employees or agents. In case Landlord, its employees or agents shall be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold them harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by them in connection with such litigation. The obligations assumed herein shall survive the expiration or sooner termination of this Lease.

E. INDEMNIFICATION OF TENANT. Landlord shall indemnify and defend Tenant, its employees and agents and save them harmless from and against any and all loss and against all claims, actions, damages, liability and expenses, in connection with loss of life, bodily and personal injury, or property damage arising from any occurrence in, upon or at those portions of the Building outside the Premises occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees or invitees except to the extent caused by the sole negligence or willful misconduct of Tenant, its employees or agents.

11.  TENANT'S AND LANDLORD'S RESPONSIBILITIES

To the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in or on the Premises, regardless of cause, except for any loss or damage caused by the gross negligence or willful misconduct of Landlord, and its employees and agents, and Tenant hereby releases Landlord from any and all liability for same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any Judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

To the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Building excluding Premises, regardless of cause, except for any loss or damage caused by the gross negligence or willful misconduct of Tenant, and its employees and agents, and Landlord hereby releases Tenant from any and all liability for same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any Judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection herewith.


12.  FIRE OR OTHER CASUALTY

A. DESTRUCTION OF THE BUILDING. If fifty percent (50%) of the area of the Building should be substantially destroyed by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, Rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored as set forth below.

B. DESTRUCTION OF THE PREMISES. If the Premises should be rendered untenantable for the purpose for which they were leased, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

i) If, in Landlord's reasonable judgment, the Premises cannot be reconstructed or restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days of the casualty and either Landlord or Tenant may elect, within fifteen (15) days thereafter, to
terminate this Lease.   If Tenant makes no election within such fifteen (15) day
period, Landlord shall then have the right, to be exercised within fifteen (15) days following the expiration of Tenant's election period, by giving written notice to Tenant, to reconstruct and restore the Premises to substantially the same condition as they were prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction of the Premises. If Landlord fails to exercise such right, this Lease shall be terminated as of the date of the casualty, to which date Rent shall be apportioned and shall thereafter cease.

Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the Term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. If a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any extension options without first obtaining Landlord's written consent.

(ii) If, in Landlord's reasonable judgment, the Premises are able to be restored within one hundred eighty (180) days to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within fifteen (15) days of the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty; Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the Term.

(iii) In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within two hundred forty (240) days from the date of the casualty, except as a result of any of the occurrences set forth in subparagraph 25 (j) below, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.


13.  CONDEMNATION

If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date that possession of such property is required to be delivered to the condemning authority. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

14.  ASSIGNMENT AND SUBLETTING

A.   LANDLORD'S CONSENT.  Tenant shall not, without the prior written consent of
Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer.

B. STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least forty-five (45) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). Tenant shall also pay all reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within thirty (30) days of receipt of Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant of or negotiating for space in the Building; (iv) the transferee is a governmental unit; (v) Tenant is in Default under this Lease; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of the Landlord involving the Building or any other tenant's lease within it; or (vii) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

C. RECAPTURE. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 14B above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord 75% of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. Tenant shall have the right to deduct from such excess rent, on a pro-rata basis, Tenant's reasonable costs and expenses directly related to the Transfer including, but not limited to, broker's commissions, tenant improvements, and legal fees.


15.  SURRENDER

Upon expiration or sooner termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty covered by applicable policies of insurance excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 115% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

16.  DEFAULTS AND REMEDIES

A. DEFAULT. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after notice from Landlord (which notice may be in the form of a Landlord statutory five (5) day notice); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant vacates the Premises without notice to Landlord; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

B. RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

C. TERMINATION OF RIGHT TO POSSESSION. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof alone or in conjunction with other parts of the Building for a term longer or shorter than the term of this Lease. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all costs of recovering possession, brokerage, advertising, legal, alteration, redecorating, repairs, and other expenses incurred to secure a new tenant for the Premises.
In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D. TERMINATION OF LEASE. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the rent for the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

E. OTHER REMEDIES. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

F. BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless, (i) the trustee complies with all requirements of the United States Bankruptcy Code; and (ii) Landlord expressly reserves all of its rights, claims, and remedies thereunder.

G. WAIVER OF TRIAL BY JURY. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

H. COUNTERCLAIMS. Tenant hereby waives the right to interpose any counterclaim in any proceeding instituted by Landlord against Tenant to terminate the Lease, to obtain possession of the Premises, or to recover Rent.

I. VENUE. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal or state courts located in the state in which the Building in located. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.


17.  HOLDING OVER

If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at double the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute an extension of this Lease for one (1) year at the Rent payable immediately prior to such holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

18.  SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 6 of the Schedule (the "Security Deposit") with Landlord as security for the performance of Tenant's obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit, except to the extent required by law. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.

19.  RELOCATION OF TENANT

Landlord shall have the right, upon not less than sixty (60) days' written notice to Tenant, to relocate Tenant to another location (the "Relocation Premises") in the Complex. The Relocation Premises shall have a rentable area equal to or greater than the Rentable Square Feet of the Premises and have a reasonably similar configuration. Additionally, the Relocation Premises shall be improved with tenant improvements which are reasonably similar to the tenant improvements within the Premises. Such relocation shall be performed through Landlord's personnel or contractors and Tenant shall cooperate with Landlord in connection with the relocation, including, without limitation, timely responding to any requests for review and approval of proposed plans for tenant improvements for the Relocation Premises. Landlord shall reimburse Tenant for, and only for, Tenant's reasonable out-of-pocket moving expenses paid to third parties for moving and reinstalling Tenant's equipment, furniture, trade fixtures, telephones and other personal property to the Relocation Premises and for replacing stationery and business cards rendered unusable by such relocation. Tenant waives any claim for damages, abatement of Rent or loss of profits due to such relocation. Upon the date of such relocation, the Relocation Premises shall become and be deemed the Premises hereunder and all the terms and conditions of this Lease shall be applicable to the new Premises, including, without limitation, the right of Landlord to again relocate Tenant pursuant to this Section 19. Landlord and Tenant agree that, notwithstanding such relocation, the Rent hereunder shall not be adjusted. After such relocation, Landlord and Tenant, within thirty (30) days after the written request of either Landlord or Tenant, shall execute a written amendment to this Lease confirming the foregoing relocation.

20.  ESTOPPEL CERTIFICATE

Tenant agrees that, from time to time upon not less than ten (10) business days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may reasonably be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) business days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such certificate in Tenant's name.

21.  SUBORDINATION

This Lease is and shall be expressly subject and subordinate at all times to
(i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate thereunder, and all amendments, renewals, modifications and extensions thereof, unless such ground lease or ground lessor, mortgage or mortgagee, or trust deed or trustee, expressly provides or elects that the Lease shall be superior to such lease, mortgage, or trust deed. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such instrument or document in Tenant's name.

22.  QUIET ENJOYMENT

Landlord represents that it has the authority to enter into this Lease. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

23.  BROKER

Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 7 of the Schedule (collectively, the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

24.  NOTICES

All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address set forth in the Schedule or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.


25.  MISCELLANEOUS

A. SUCCESSORS AND ASSIGNS. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners of the Building at the time in question.

B. ENTIRE AGREEMENT. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

C. TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

D. EXECUTION AND DELIVERY. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery.

E. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

G. ATTORNEYS' FEES. Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease.

H. DELAY IN POSSESSION. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant. If the Commencement Date is so delayed and as a result would occur on a day other than the first day of the month; (i) the Commencement Date shall be further delayed until the first day of the following month, (ii) Tenant shall be allowed to take occupancy of the Premises prior to the Commencement Date, subject to all of the terms and conditions of this Lease and shall pay the pro-rata Rent for such partial month, and (iii) the Expiration Date shall be extended so that the Term will continue for the full period contemplated in the Schedule.

I. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

J. FORCE MAJEURE. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control ("Force Majeure").

K. CAPTIONS. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

L. NO WAIVER. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

M. LIMITATION OF LIABILITY. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.  ADDITIONAL PROVISIONS

Additional provisions to this Lease if any, are set forth in Sections 27 through 28 of the Rider to Lease attached hereto and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.


                                     LANDLORD:
                                     --------
                                     PMTC LIMITED PARTNERSHIP

                                     BY ITS MANAGING AGENT

                                     PREMISYS REAL ESTATE SERVICES, INC.,
                                     a Pennsylvania corporation


                                     By: /s/ Michael Scadron
                                         ---------------------------------

                                     Title: Vice President
                                            ------------------------------

                                     TENANT:
                                     -------

                                     ELTRAX SYSTEMS, INC.
                                          a Minnesota Corporation

                                     By: /s/ Mack V. Traynor, III
                                         ---------------------------------

                                     Title: President and CEO
                                            ------------------------------

                            LANDLORD'S ACKNOWLEDGMENT


STATE OF _______________      )
                       ) SS:
COUNTY OF ______________      )


     The foregoing instrument was acknowledged before me this _____ day of ______________, 199__, by ___________________________________________, the
________________________________ of Premisys Real Estate Services, Inc., a
Pennsylvania corporation, on behalf of the Landlord.


                                     -------------------------------------
                                     NOTARY PUBLIC


                             TENANT'S ACKNOWLEDGMENT


STATE OF _______________      )
                       ) SS:
COUNTY OF ______________      )


     The foregoing instrument was acknowledged before me this ________ day of _______________, 199__, by _________________________________________, the
__________________________________________                                 of
____________________________________ a ________________________, on behalf of the Tenant.


                                     ----------------------------------------
                                     NOTARY PUBLIC

                                   EXHIBIT B

                            CONSTRUCTION WORKLETTER

     In connection with the Lease to which this Exhibit B is attached and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.   With regard to space plans and working drawings;

   a. Tenant and Landlord have hereby approved those space plans prepared by Landlord dated April 17, 1996, which are made part of the Lease.

   b. Based on the approved space plans of the Premises, Landlord shall prepare final working drawings ("Working Drawing") for the Tenant Improvements (as hereinafter defined). Landlord shall submit such Working Drawings to Tenant for review, and Tenant shall approve or disapprove the Working Drawings within five (5) business days after receipt thereof. The Working Drawings shall include architectural drawings, and information necessary to prepare mechanical and electrical drawings. If Tenant shall fail to approve or disapprove the Working Drawings within five (5) business days then Tenant shall be deemed to have approved the Working Drawings

   c. Based on the approval of the Working Drawings by Tenant, Landlord shall solicit specific trade costs and provide to Tenant an estimate of cost to complete the Tenant Improvements ("Cost"). This Cost shall include all items necessary to be expended to perform the Tenant Improvements. This Cost may include (however is not limited to) general contractor costs, overhead and profit, general conditions, sales tax, permit fees, electrical engineering, mechanical engineering, space planning, architecture and construction management. If Tenant shall fail to approve or disapprove the Cost, as it may be modified after discussions between Landlord and Tenant, within five (5) business days after the date such Cost is first received by Tenant, then Tenant shall be deemed to have approved such Cost.

2. Landlord shall provide a tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $0.00 ($0.00 per square foot) to be applied towards the Cost identified in paragraph 1.c. above and the cost of preparing of the Working Drawings and space plan. Tenant shall be solely responsible for all costs for the Tenant Improvements which exceed the Tenant Improvement Allowance. In the event the Cost is expected to exceed the Tenant Improvement Allowance, Tenant shall remit to Landlord 75% of any excess such cost within fifteen (15) days of approval or deemed approval by Tenant of the Cost (as provided in paragraph 1.c. above), with the remaining excess cost

Exhibit B, 1 of 2
     due to Landlord after determination of the actual final cost as described in paragraph 6 of this Exhibit B. A failure by Tenant to remit such excess cost to Landlord within the defined time period shall constitute an immediate event of default pursuant to this Lease which shall entitle Landlord to exercise any and all rights available to Landlord under the Lease.

3. Within two (2) business days of Tenant's approval of the Cost Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of Tenant Improvements to be constructed in the Premises (the "Tenant Improvements"). The Work Schedule shall set forth each of the significant items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing the Tenant Improvements. If Tenant should fail to approve or disapprove the Work Schedule within two (2) business days after the date such Work Schedule is first received by Tenant, the Tenant shall be deemed to have approved the Work Schedule.

4. After approval of the Work Schedule contained in paragraph 3 above, Landlord shall diligently commence the completion of the Tenant Improvements.

5. Both Landlord and Tenant shall each identify to the other in writing two individuals who have the responsibility to make changes or decisions as it relates to all items contained in the Work Schedule including without limitation any changes which may cause an increase in Cost of Tenant Improvements or a delay in occupancy. Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements work caused by changes made to the Working Drawings after Tenant's approval or deemed approval of the Working Drawings.

6. Upon completion by Landlord of Tenant Improvements, Landlord shall determine the actual final cost thereof and shall submit a written statement of such amount to Tenant. If the actual final cost exceeds the Tenant Improvement Allowance plus any amounts previously remitted by Tenant to Landlord pursuant to the provisions of paragraph 2 of this Exhibit B, Tenant shall pay such amount to Landlord in full within thirty (30) days of Landlord's invoice thereof. If the actual final cost is less than the Tenant Improvement Allowance plus any amounts previously remitted by Tenant to Landlord pursuant to the provisions of paragraph 2 of this Exhibit B, Landlord shall refund to Tenant the lesser of: (a) the difference between the Tenant Improvement Allowance plus any amount previously remitted by Tenant to Landlord pursuant to the provisions of paragraph 2 of


Exhibit B, 2 of 2
     this Exhibit B and the actual final cost, and (b) any amounts previously remitted by Tenant to Landlord pursuant to the provisions of paragraph 2 of this Exhibit B.

7. Tenant acknowledges and agrees that Tenant at its sole cost shall be responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, telephone equipment, computer cabling, telephone cabling, telephone service, business equipment, art work and other similar items, and that Landlord shall have not responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.




Exhibit B, 3 of 2

                                   EXHIBIT C

                             CLEANING SPECIFICATIONS

SERVICES TO BE PERFORMED ON NORMAL BUSINESS DAYS AS DETERMINED BY LANDLORD, BUT NOT EXCEEDING FIVE TIMES PER WEEK.

     1.   Empty all waste baskets.

     2.   Empty and clean ash trays.

     3.   Dust desk tops that are clear of working paper.

     4.   Vacuum carpeted areas and dust mop resilient floors.

     5.   Restrooms:

          (a) Empty all waste receptacles.
          (b) Dust mop and wet mop floors.
          (c) Clean and disinfect all fixtures.
          (d) Clean mirrors and shelves.
          (e) Refill towel and soap dispensers.

     6.   Clean and disinfect drinking fountains and water coolers.

     7.   Clean lobby floor and all lobby door glass.

WEEKLY SERVICES:

     1.   Dust top of file cabinets, ledges and baseboards.

     2. Clean and disinfect all ceramic tile, partitioning and waste receptacles in restrooms.

     3.   Remove smudges and scuff marks from walls.

     4.   Remove spots from partition glass.

     5.   Damp mop stairways as required.






Exhibit C, 1 of 1

MISCELLANEOUS SERVICES:

     1. Wash exterior windows as needed; however the number of washings will not be less than two times per year, weather permitting.

SEASONAL SERVICES:

     1.   Snow removal from concrete walks as necessary.

Tenant understands that Landlord may substitute for any of the methods or devices set forth in this Exhibit "C", other methods or devices which will achieve substantially the same results.



Exhibit C, 2 of 1

                                    EXHIBIT D

                              RULES AND REGULATIONS


1. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building or the Complex and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant's use of the Premises as specified in the Lease.

2. Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

3. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing.

4. Tenant shall not use the name of the Building or the Complex in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building or the Complex in advertising or publicity.

5. Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

6. Bicycles shall not be permitted in the Building or the Complex other than in locations designated by Landlord.

7. Tenant shall not allow any animals, other than seeing eye dogs, in the Premises or the Building.

8. Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.



Exhibit D, 1 of 3

9. Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep all doors to the Premises closed.

10. Unless Tenant installs new doors to the Premises, Landlord shall furnish two sets of keys for all doors to the Premises at the commencement of the Term. All locks must be on building master key system. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

11. Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.

12. Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

13. Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building or the Complex. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

14. Tenant shall not overload floors; and Tenant shall obtain Landlord's prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.

15. In no event shall Tenant bring into the Building or the Complex inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.

16. Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

Exhibit D, 2 of 3

17. No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

18. Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

20. Tenant shall cooperate and participate in all reasonable security and safety programs affecting the Building or the Complex.

21. Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building or the Complex. Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building or the Complex. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord's prior written consent.

22. Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building or the Complex except in accordance with regulations for their use established by Landlord.

23. Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

24. In no event shall Tenant allow its employees to use the public areas of the Building or the Complex as smoking areas. Washrooms are considered to be public areas.

25. Tenant shall not install any equipment in the Premises which uses a substantial amount of electricity without the consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of electrical current which can be safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other Tenants in the Building and shall not use more than such safe capacity. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

26. Tenant shall not install carpet padding or carpet by means of a mastic, glue or cement without the consent of Landlord.

Exhibit D, 3 of 3

27. Tenant shall endeavor to lower and adjust the venetian blinds of the windows in the Premises if such lowering and adjustment reduces the sun load on the heating, ventilating and air conditioning system.

Exhibit D, 4 of 3

                                 RIDER TO LEASE
                                     BETWEEN

                            PMTC LIMITED PARTNERSHIP

                             BY ITS GENERAL PARTNER

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                            A NEW JERSEY CORPORATION

                              BY ITS MANAGING AGENT

                       PREMISYS REAL ESTATE SERVICES, INC.
                           A PENNSYLVANIA CORPORATION

                                       AND
                              ELTRAX SYSTEMS, INC.

                             A MINNESOTA CORPORATION

                          BUILDING:  2000   SUITE: 690


27.  PARKING

               During the initial Term of the Lease, Tenant shall receive two
     (2) parking spaces chosen from what is available, in the reserved parking area in 2000 Town Center, at $65.00 per month, per space.

28.  TERMINATION OPTION

          Provided Tenant is not in default and has performed all of its obligations hereunder, Tenant shall have a one time right to terminate the Lease with termination to occur upon the third (3rd) year anniversary of the Commencement Date. Tenant shall notify Landlord in writing of its decision to exercise the Termination Option six (6) months in advance of such date. Tenant's failure to provide timely notice or to pay the termination fee shall be deemed a waiver of its Termination Option. In the event Tenant exercises its right to terminate, Tenant will pay to Landlord $3.00 per rentable square foot of area leased which shall be due and payable at the time Tenant exercises its Termination Option.

                                       R1

     IN WITNESS WHEREOF, the respective parties have hereunto affixed their hands and seals they day and year first and above written.

     WITNESS:                           LANDLORD:
                                        PMTC LIMITED PARTNERSHIP:

                                        BY ITS GENERAL PARTNER

                                        THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA,
                                        a New Jersey corporation

                                        BY ITS MANAGING AGENT:

                                        PREMISYS REAL ESTATE
                                        SERVICES, INC.
                                        a Pennsylvania corporation

                                        By: /s/ Michael R. Scadron
     ------------------------               ----------------------------
                                                Michael R. Scadron
     ------------------------           ---------------------------------
     (Typed Name)
                                        Its  Vice President/General Manager
                                             ------------------------------

     WITNESS:                           TENANT:

                                        ELTRAX SYSTEMS, INC.
                                        a Minnesota Corporation

                                        By:  /s/ Mack V. Traynor
     ------------------------                ----------------------------
                                                 Mack V. Traynor
     ------------------------           ---------------------------------
     (Typed Name)                       (Typed Name)

                                        Its:  President and CEO
                                              ----------------------------

                                       R2